AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 22nd day of April, 2025 by and among New FS Specialty Lending Fund (the “Successor Fund”), a newly created statutory business trust formed under the laws of the State of Delaware, FS Specialty Lending Fund (the “Predecessor Fund”) and, for purposes of Section 1.3 of this Agreement only, FS/EIG Advisor, LLC, a Delaware limited liability company and investment adviser to the Fund (the “Adviser”). The Successor Fund and the Predecessor Fund may be referred to herein individually as a “Fund” and, collectively, as the “Funds.”
This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.
The reorganization of the Predecessor Fund will consist of the merger of the Predecessor Fund with and into the Successor Fund pursuant to which holders (collectively, “Predecessor Fund Shareholders”) of common shares of beneficial interest, par value $0.001 per share, of the Predecessor Fund (the “Predecessor Fund Shares”) will receive newly issued common shares of beneficial interest, par value $0.001 per share, of the Successor Fund (“Successor Fund Shares”) as provided herein, all upon the terms and conditions set forth in this Agreement (the “Merger”).
WHEREAS, the Successor Fund currently has no assets and has carried on no business activities prior to the date first shown above and will have had no or de minimis assets and will have carried on no business activities prior to the consummation of the transactions described herein, other than as necessary to complete the transactions contemplated hereby; and
WHEREAS, the Successor Fund is authorized to issue the Successor Fund Shares.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
Article I

MERGER
1.Merger. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, and in accordance with the Delaware Statutory Trust Act (the “DSTA”), at the Effective Time (as defined in Section 1.1(e)), the Predecessor Fund shall be merged with and into the Successor Fund, the separate corporate existence of the Predecessor Fund shall cease and the Successor Fund shall be the surviving company in the Merger (sometimes referred to herein as the “Surviving Company”) in accordance with applicable law. The separate limited liability company existence of Successor Fund shall continue unaffected and unimpaired by the Merger and, as the Surviving Company, it shall be governed by the DSTA.
(a)At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of the Predecessor Fund:

(i)Each Predecessor Fund Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the number of Successor Fund Shares provided for in Section 2.3; and
(ii)The Successor Fund Shares issued and outstanding immediately prior to the Effective Time shall remain unchanged as a result of the Merger and shall remain outstanding as common shares of beneficial interests of the Surviving Company.
(b)The certificate of trust of the Successor Fund as in effect immediately prior to the Effective Time shall be the certificate of trust of the Surviving Company, unless and until amended in accordance with its terms and applicable law. The declaration of trust of the Successor Fund in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Company (the “Declaration of Trust”), unless and until amended in accordance with its terms and applicable law.
(c)At the Effective Time, the Successor Fund shall continue in existence as the Surviving Company, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Predecessor Fund, and all of the assets and property of whatever kind and character of the Predecessor Fund shall vest in the Successor Fund without further act or deed. Thereafter, the Successor Fund, as the Surviving Company, shall be liable for all of the liabilities and obligations of the Predecessor Fund, and any claim or judgment against the Predecessor Fund may be enforced against the Successor Fund, as the Surviving Company, in accordance with applicable law.
(d)The Successor Fund will issue Successor Fund Shares to Predecessor Fund Shareholders in exchange for their Predecessor Fund Shares by opening shareholder accounts on the share ledger records of the Successor Fund in the names of and in the amounts due to the shareholders of the Predecessor Fund based on their respective holdings of Predecessor Fund Shares as of the Effective Time (as defined in Section 2.1). Ownership of Successor Fund Shares will be shown on the books of the Successor Fund’s transfer agent, and the Successor Fund will not issue certificates representing Successor Fund Shares in connection with the Merger, except for any global certificate or certificates required by a securities depository in connection with the establishment of book-entry ownership of the Successor Fund Shares. All Successor Fund Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.
(e)Upon the terms and subject to the conditions of this Agreement, the parties shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the DSTA. The Merger shall become effective at such time as the Certificate of Merger is duly filed, or at such subsequent date or time as the Successor Fund and the Predecessor Fund shall agree and specify in the Certificate of Merger (the “Effective Time”).
(f)The Predecessor Fund agrees to dispose of certain assets prior to the Closing Date, but only if and to the extent necessary, so that at Closing (as defined in Section 3.1), when the Predecessor Fund’s assets are aggregated, the resulting portfolio will meet the Successor Fund’s investment objective, policies and restrictions, as set forth in the Successor Fund’s Registration Statement (as defined in Section 5.5). Notwithstanding the foregoing, nothing herein will require the Predecessor Fund to dispose of any investments or securities prior to the Effective Time if, in the reasonable judgment of the Board of Trustees of the Predecessor Fund (the “Predecessor Fund Board”) or the investment adviser to the Predecessor Fund, such disposition would adversely affect the status of its Merger as a “reorganization” as such term is used in Section 368(a) of the Code or would otherwise not be in the best interests of the Predecessor Fund.
2.Accounting and Performance Survivor. In connection with the transactions contemplated by this Agreement, the Predecessor Fund shall be deemed the survivor solely for accounting and performance purposes.
3.Initial Shareholder Approvals. Prior to the Effective Time, the Adviser will acquire one or more Successor Fund Shares at the net asset value set forth in Section 2.2 and, as the sole shareholder of the Successor Fund, shall (a) approve the advisory agreement with the Adviser, in the form approved by the Board of Trustees of the Successor Fund, (b) elect the Trustees of the Successor Fund and (c) approve any other matter for which shareholder approval is required.
4.Transfer Taxes. Any transfer taxes payable upon the issuance of Successor Fund Shares in a name other than the registered holder of the Predecessor Fund’s shares on the books of the Predecessor Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Successor Fund Shares are to be issued and transferred.
5.Reporting. Any reporting responsibility of the Predecessor Fund, including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Securities and Exchange Commission (the “Commission”) or other regulatory authority, the exchange on which the Predecessor Fund’s shares are listed or any state securities commission and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Predecessor Fund or its duly appointed agent.
6.Books and Records. The Predecessor Fund shall have arranged for the availability prior to, and the transfer as soon as practicable following, the Closing Date to the Successor Fund, or its designated agent, of the Predecessor Fund’s books and records required to be maintained under the Investment Company Act of 1940 (the “1940 Act”), and the rules and regulations thereunder.
Article II

VALUATION
1.Valuation of Assets. The value of the net assets of the Predecessor Fund shall be the value of its assets, less its liabilities, computed as of the close of regular trading on the New York Stock Exchange on the business day immediately prior to the Closing Date (such time and date being hereinafter called the “Valuation Time”), using the valuation procedures of the Predecessor Fund adopted by the Predecessor Fund Board or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by the Predecessor Fund Board and the Successor Fund Board).
2.Valuation of Shares. The net asset value per Successor Fund Share shall be the net asset value per common share of the Predecessor Fund computed as of the Valuation Time, using the valuation procedures of the Predecessor Fund or such other valuation procedures as shall be mutually agreed upon by the parties (and approved by the Predecessor Fund Board and the Successor Fund Board).
3.Common Shares to be Issued. As of the Effective Time, each Predecessor Fund Share outstanding immediately prior to the Effective Time shall be converted into one

Successor Fund Share (and a fractional Predecessor Fund Share outstanding immediately prior to the Effective Time shall be converted into a corresponding fractional Successor Fund Share).
Article III

CLOSINGS AND CLOSING DATE
1.Closing Date. The conditions precedent set forth in Articles VI-VIII herein must be satisfied or waived with respect to each Fund in order for the closing of the Merger to take place. The closing of the Merger (the “Closing”) shall occur on August 29, 2025 or such later date not to exceed sixty (60) days following the satisfaction or waiver of all Closing conditions, or such other date as the parties may agree (the “Closing Date”). Unless otherwise provided, all acts taking place at a Closing shall be deemed to take place as of 4:30 p.m. Eastern time on the Closing Date. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York, or at such other time and/or place as the parties may agree.
2.Custodian’s Certificate. The Predecessor Fund shall cause its custodian to deliver to the Successor Fund at the Closing a certificate of an authorized officer identifying all of the Predecessor Fund’s portfolio securities, investments, cash, and any other assets as of the Valuation Time and stating that the Predecessor Fund’s portfolio securities, investments, cash, and any other assets shall have been delivered in proper form to constitute good delivery thereof to the Successor Fund’s custodian on behalf of the Successor Fund on the Closing Date.
3.Certificates of Transfer Agent.
(a)The Predecessor Fund shall issue and deliver or cause its transfer agent to issue and to deliver to the Successor Fund at the Closing a certificate of an authorized officer setting forth the number of Predecessor Fund Shares outstanding as of the Valuation Time and stating that its records contain the names and addresses of all record holders of Predecessor Fund Shares and the number and percentage ownership of outstanding Predecessor Fund Shares owned by each the Predecessor Fund Shareholder immediately prior to the Closing.
(b)The Successor Fund shall issue and deliver or cause its transfer agent to issue and to deliver to the Predecessor Fund a confirmation evidencing the Successor Fund Shares to be credited on the Closing Date to the Predecessor Fund Shareholders or provide evidence satisfactory to the Predecessor Fund that such Successor Fund Shares have been credited to the account of the Predecessor Fund Shareholders on the books of the Successor Fund.
4.Delivery of Additional Items. At the Closing, each party shall deliver to the other parties such bills of sale, checks, assignments, assumptions of liability, share certificates, opinions, receipts and other documents or instruments, if any, as such other parties or their counsel may reasonably request to effect the transactions contemplated by this Agreement. The Predecessor Fund shall, from time to time, as and when reasonably requested by the Successor Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Successor Fund or the Successor Fund may reasonably deem necessary or desirable in order to ultimately vest and confirm the Successor Fund’s title to and possession of all of the assets of the Predecessor Fund and to otherwise carry out the intent and purpose of this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES
1.Representations of the Predecessor Fund. The Predecessor Fund represents and warrants with respect to the Merger as follows:
(a)The Predecessor Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)The Predecessor Fund is a closed-end management investment company that is regulated as a business development company under the 1940 Act.
(c)The Predecessor Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in violation of the Predecessor Fund’s Declaration of Trust, By-Laws, or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Predecessor Fund is a party or by which it is bound.
(d)There are no contracts outstanding to which the Predecessor Fund is a party that have not been disclosed to the Successor Fund. Except as otherwise disclosed to and accepted by the Successor Fund, the Predecessor Fund has no material contracts or other commitments that will be terminated with liability to it on or before the Closing Date.
(e)No litigation, administrative proceeding, or investigation of or before any court or governmental body presently is pending or, to its knowledge, threatened against the Predecessor Fund or any of its properties or assets, which, if adversely determined, would result in liability on the part of the Predecessor Fund other than as have been disclosed to the Successor Fund. The Predecessor Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
(f)The financial statements of the Predecessor Fund as of December 31, 2024, and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles and have been audited by independent auditors, and such statements (copies of which have been furnished to the Successor Fund) fairly reflect the financial condition of the Predecessor Fund as of December 31, 2024, and there are no known liabilities, contingent or otherwise, of the Predecessor Fund as of such date that are not disclosed in such statements.
(g)Since the date of the financial statements referred to in above, there have been no material adverse changes in the Predecessor Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no liabilities of a material nature, contingent or otherwise, of the Predecessor Fund arising after such date. Before the Closing Date, the Predecessor Fund will advise the Successor Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2024, whether or not incurred in the ordinary course of business.
(h)As of the date hereof, except as previously disclosed to the Successor Fund, and except as have been corrected as required by applicable law, there have been no material miscalculations of the net asset value of the Predecessor Fund during the twelve-month period preceding the date hereof and preceding the Closing Date, and all such calculations have been or will be made in accordance with the applicable provisions of the 1940 Act.
(i)All federal, state, local and other tax returns and reports of the Predecessor Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects. All federal, state, local and other taxes of the Predecessor Fund required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes as of the date of the financial statements referred to above, are properly reflected thereon. To the best of the Predecessor Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Predecessor Fund, and no assessment for taxes, interest, additions to tax or penalties has been asserted against the Predecessor Fund.
(j)The authorized capital of the Predecessor Fund consists of 700,000,000 common shares and 50,000,000 preferred shares, par value $0.001 per share. All issued and outstanding shares of the Predecessor Fund are duly and validly issued, fully paid and non-assessable by the Predecessor Fund. All of the issued and outstanding shares of the Predecessor Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of the Predecessor Fund’s transfer agent as provided in Section 3.3. The Predecessor Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares of the Predecessor Fund, and has no outstanding securities convertible into shares of the Predecessor Fund.
(k)At the Closing, the Predecessor Fund will have good and marketable title to the Predecessor Fund’s assets held immediately prior to the Effective Time, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder free and clear of any liens or encumbrances, except those liens and encumbrances to which the Successor Fund has received written notice and have not objected, and the Successor Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933 (the “1933 Act”).
(l)The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Predecessor Fund. Subject to approval by its shareholders, this Agreement constitutes a valid and binding obligation of the Predecessor Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
(m)The information to be furnished by the Predecessor Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.
(n)Except as previously disclosed to the Successor Fund, the minute books and other similar records of the Predecessor Fund as made available to the Successor Fund prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Predecessor Fund, the Predecessor Fund Board and committees of the Predecessor Fund Board. The records of the Predecessor Fund contain the names and addresses of all holders of common shares of the Predecessor Fund and the number and percentage ownership of outstanding common shares owned by the Predecessor Fund Shareholders immediately prior to the Closing and such records are accurate as of the Closing.

(o)The Predecessor Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.
(p)From the effective date of the Registration Statement (as defined in Section 5.5) through the time of the meeting of shareholders and on the Closing Date, any written information furnished by the Predecessor Fund with respect to the Predecessor Fund for use in the Registration Statement, and any supplement or amendment thereto or to the documents included or incorporated by reference therein, any Proxy Materials (as defined in Section 5.5) or any other materials provided in connection with the Merger, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
(q)The Predecessor Fund has complied, and is in compliance, in all material respects, with its investment policies and restrictions currently in effect.
(r)No consent, approval, authorization, or order of any court or, governmental authority is required for the consummation by the Predecessor Fund of the transactions contemplated herein, except such as have been or will be obtained.
(s)For each taxable year of its operations, the Predecessor Fund (i) has had in effect an election to qualify, and has qualified as a “regulated investment company” under the Code (a “RIC”)
2.Representations of the Successor Fund. The Successor Fund represents and warrants as follows:
(a)The Successor Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)The Successor Fund is registered as a closed-end management investment company under the 1940 Act.
(c)The Successor Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of the Successor Fund’s Declaration of Trust or By-Laws, or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Successor Fund is a party or by which it is bound.
(d)There are no contracts outstanding to which the Successor Fund is a party that have not been disclosed to the Predecessor Fund. Except as otherwise disclosed to and accepted by the Predecessor Fund, the Successor Fund has no material contracts or other commitments that will be terminated with liability to it on or before the Closing Date.
(e)No litigation, administrative proceeding or investigation of or before any court or governmental body presently is pending or, to its knowledge, threatened against the Successor Fund or any of its properties or assets, which, if adversely determined, would result in liability on the part of the Successor Fund, other than as have been disclosed to the Predecessor Fund. The Successor Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(f)The authorized capital of the Successor Fund consists of an unlimited number of shares of beneficial interest, par value $0.001 per share. The Successor Fund has no outstanding shares as of the date hereof and will have one outstanding share as of the Closing and has no outstanding, options, warrants, or other rights to subscribe for or purchase any shares of the Successor Fund or securities convertible into shares of the Successor Fund.
(g)The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Successor Fund. This Agreement constitutes a valid and binding obligation of the Successor Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
(h)The Successor Fund Shares to be issued and delivered pursuant to the terms of this Agreement will, at the Closing, have been duly authorized. When so issued and delivered, such Successor Fund Shares will be duly and validly issued shares of the Successor Fund, and will be fully paid and non-assessable by the Successor Fund.
(i)The information to be furnished by the Successor Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.
(j)From the effective date of the Registration Statement (as defined in Section 5.5) through the time of the meeting of shareholders and on the Closing Date, any written information furnished by the Successor Fund with respect to the Successor Fund for use in the Registration Statement, and any supplement or amendment thereto or to the documents included or incorporated by reference therein, any Proxy Materials (as defined in Section 5.5) or any other materials provided in connection with the Merger, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
(k)No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Successor Fund or the Successor Fund of the transactions contemplated herein, except such as have been or will be obtained.
(l)The Successor Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state securities laws as it may deem appropriate in order to consummate the transactions hereunder.
(m)The Successor Fund has no assets, and will have no assets as of the Closing Date other than as necessary to issue one share to the initial shareholder, and has engaged in no activities other than as necessary to consummate the transactions hereunder.
Article V

COVENANTS OF THE FUNDS
1.Operation in Ordinary Course. Subject to Sections 1.1(f) and 8.5, the Predecessor Fund will operate its business in the ordinary course from the date of this Agreement through the Closing, it being understood that such ordinary course of business will include customary dividends and distributions, and any other distribution necessary or desirable to avoid federal income or excise taxes.

2.Approval of Shareholders. The Predecessor Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.
3.Additional Information. The Predecessor Fund will assist the Successor Fund in obtaining such information as the Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Fund’s shares.
4.Further Action. Subject to the provisions of this Agreement, each Fund will take or cause to be taken all action and do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.
5.Preparation of Registration Statement and Proxy Materials. The Funds will prepare and file with the Commission a registration statement on Form N-14 relating to the Successor Fund Shares to be issued to holders of Predecessor Fund Shares (the “Registration Statement”). The Registration Statement shall include a proxy statement of the Predecessor Fund and a prospectus of the Successor Fund relating to the transactions contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the Registration Statement, including the proxy statement and related materials (the “Proxy Materials”) for inclusion therein, in connection with the meetings of the Predecessor Fund’ shareholders to consider the approval of this Agreement and the transactions contemplated herein.
6.Tax Status of Reorganizations. The intention of the parties is that the Merger will qualify as a “reorganization” described in Section 368(a)(1)(F) of the Code. Neither the Predecessor Fund nor the Successor Fund shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return), that is inconsistent with such treatment or that results in the failure of the transactions to qualify as a “reorganizations” described in Section 368(a)(1)(F) of the Code. At or prior to the Closing, the parties to this Agreement will take such action, or cause such action to be taken, as is reasonably necessary to enable counsel to render the tax opinion contemplated in Section 8.8.
Article VI

CONDITION PRECEDENT TO OBLIGATIONS OF THE PREDECESSOR FUND
The obligation of the Predecessor Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following condition:
1.Representations and Warranties. All representations and warranties of the Successor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if made on and as of the Closing. The Successor Fund shall have delivered to the Predecessor Fund a certificate executed in the Successor Fund’s name by the Successor Fund’s (i) President or Vice President and (ii) Treasurer, in form and substance satisfactory to the Predecessor Fund and dated as of the Closing Date, to such effect and as to such other matters as the Predecessor Fund shall reasonably request.
2.Performance with Terms. The Successor Fund shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.
Article VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE SUCCESSOR FUND
The obligations of the Successor Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following conditions:
1.Representations and Warranties. All representations and warranties of the Predecessor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if made on and as of the Closing. The Predecessor Fund shall have delivered to the Successor Fund on the Closing Date a certificate executed in the Predecessor Fund’s name by the Predecessor Fund’s (i) President or Vice President and (ii) Treasurer, in form and substance satisfactory to the Successor Fund and dated as of the Closing Date, to such effect and as to such other matters as the Successor Fund shall reasonably request.
2.Terms and Conditions. The Predecessor Fund shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.
3.Statement of Assets and Liabilities. The Predecessor Fund shall have delivered to the Successor Fund a statement of the Predecessor Fund’s assets and liabilities, together with a list of the Predecessor Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing, certified by the Treasurer of the Predecessor Fund.
4.Records. The Predecessor Fund shall have delivered such records, agreements, certificates, instruments and such other documents as the Successor Fund shall reasonably request.
5.Contracts. All contracts of the Predecessor Fund set forth on Schedule 7.5 will be terminated with respect to the Predecessor Fund as of the Closing.
Article VIII

FURTHER CONDITIONS PRECEDENT
The obligations of the Funds to consummate the transactions under this Agreement are subject to the fulfillment (or waiver by the affected parties) of the following conditions precedent:
1.Shareholder Approval. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding Predecessor Fund Shares in accordance with applicable law and the provisions of the Predecessor Fund’s Declaration of Trust and By-Laws. Notwithstanding anything herein to the contrary, none of the parties may waive the condition set forth in this Section 8.1.

2.No Commission Report. The Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.
3.Consents. All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained.
4.Registration Statement. The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
5.Opinion to Predecessor Fund. The Predecessor Fund shall have received on the Closing Date an opinion from Skadden, Arps, Slate, Meagher & Flom LLP dated as of the Closing Date, substantially to the effect that:
(a)The Successor Fund is duly formed and is validly existing and in good standing under the DSTA.
(b)Assuming that the Successor Fund Shares will be issued in accordance with the terms of this Agreement, the Successor Fund Shares to be issued and delivered to the Predecessor Fund Shareholders as provided by this Agreement are duly authorized by all requisite statutory trust action on the part of the Successor Fund under the DSTA and validly issued and fully paid and nonassessable.
(c)The execution and delivery of this Agreement by the Successor Fund did not, and the consummation by the Successor Fund of the transactions contemplated herein will not, violate the Successor Fund’s Declaration of Trust or By-Laws.
6.Opinion to Successor Fund. The Successor Fund shall have received on the Closing Date an opinion from Skadden, Arps, Slate, Meagher & Flom LLP dated as of the Closing Date, substantially to the effect that:
(a)The Predecessor Fund is duly formed and is validly existing and in good standing under the DSTA.
(b)The execution and delivery of this Agreement by the Predecessor Fund, did not, and the consummation by the Predecessor Fund of the transactions contemplated herein will not, violate the Predecessor Fund’s Declaration of Trust or By-Laws (assuming the requisite approval of the Predecessor Fund’s shareholders has been obtained in accordance with its Declaration of Trust and By-Laws).
7.Tax Opinion. With respect to the Merger, the Funds shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP addressed to the Successor Fund and the Predecessor Fund substantially to the effect that for federal income tax purposes the merger of the Predecessor Fund with and into the Successor Fund pursuant to the DSTA will constitute a “reorganization” described in Section 368(a) of the Code.
Article IX

EXPENSES
1.General. All expenses incurred in connection with the Merger (whether or not the Merger is consummated) will be borne by the Funds.
2.No Fees. Each party represents and warrants to the other parties that there is no person or entity entitled to receive any broker’s fees or similar fees or commission payments in connection with structuring the transactions provided for herein.
3.Taxes. Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Predecessor Fund or the Successor Fund, as the case may be, as a RIC under the Code.
Article X

ENTIRE AGREEMENT
1.The parties agree that no party has made to any other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between and among the parties.
Article XI

TERMINATION
1.Process. This Agreement may be terminated by the mutual agreement of the parties and such termination may be effected by each Fund’s Chief Executive Officer, President or any Vice President without further action by the Successor Fund Board or the Predecessor Fund Board. In addition, this Agreement may be terminated at or before the Closing Date due to:
(a)a breach by the non-terminating party of any representation, or warranty, or agreement to be performed at or before the Closing, if not cured within 30 days of the breach and prior to the Closing;
(b)a condition precedent to the obligations of the terminating party that has not been met or waived and it reasonably appears that it will not or cannot be met; or
(c)a determination by the Successor Fund Board or the Predecessor Fund Board that the consummation of the transactions contemplated herein is not in the best interests of its respective Fund involved in the transactions contemplated by this Agreement.
2.Liability. In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Successor Fund Board, the Predecessor Fund Board, the Predecessor Fund, the Successor Fund, the adviser to the Successor Fund or the Predecessor Fund, or any officers of such Funds or the Successor Fund or such advisers.

Article XII

AMENDMENTS
1.This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of each Fund subject to the prior review of each Fund’s counsel and the authorization of each Fund’s Board of Trustees; provided, however, that following the meeting of the shareholders of the Predecessor Fund called by the Predecessor Fund pursuant to Section 5.2 of this Agreement, no such amendment, modification or supplement may have the effect of changing the provisions for determining the number of Successor Fund Shares to be issued to the Predecessor Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.
Article XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
1.Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
2.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
3.Delaware Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
4.Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, and no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
5.Liabilities. Neither Fund shall have any liability for the obligations of the other Fund, and the liabilities of each Fund shall be several and not joint.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.
FS SPECIALTY LENDING FUND
By:    /s/ Stephen S. Sypherd
    Name:    Stephen S. Sypherd
    Title: General Counsel
NEW FS SPECIALTY LENDING FUND
By:    /s/ Stephen S. Sypherd
    Name:    Stephen S. Sypherd
    Title: General Counsel
FS/EIG ADVISOR, LLC
By:    /s/ Stephen S. Sypherd
    Name:    Stephen S. Sypherd
    Title: Authorized Signatory